THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 1
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: November 24, 2003
Issue Date: November 28, 2003
The date of this Pricing Supplement is November 24, 2003

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                                                                                          Interest
                             Maturity    Price to    Discounts &                           Payment
 CUSIP#     Interest Rate      Date       Public     Commissions   Reallowance   Dealer   Frequency
---------------------------------------------------------------------------------------------------
07387ECJ4       3.50%       11/15/2008    100.00%       1.00%        0.150%      99.25%     Semi
---------------------------------------------------------------------------------------------------
07387ECK1       4.85%       11/15/2013    100.00%       1.50%        0.200%      98.90%     Semi
---------------------------------------------------------------------------------------------------

                                          Subject to Redemption
                                          ---------------------
----------------------------------------------------------------------------------------------------------
                   First
                 Interest                                                         Aggregate
First Interest    Payment    Survivor's                                           Principal
 Payment Date     Amount       Option     Yes/No   Date and Terms of Redemption     Amount    Net Proceeds
----------------------------------------------------------------------------------------------------------
  5/15/2004       $16.24        Yes         No                 N/A                $1,300,000  $1,287,000
----------------------------------------------------------------------------------------------------------
  5/15/2004       $22.50        Yes         No                 N/A                $  930,000  $  916,050
----------------------------------------------------------------------------------------------------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.